Exhibit (d)(9)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

            AMENDMENT made as of August 2nd, 2018 to the Distribution Services Agreement (the Agreement") made as of July 22, 1992, as amended April 30, 1993, September 30, 1996 and September 13, 2006, between AB MUNICIPAL INCOME FUND, INC. (formerly known as AllianceBernstein Municipal Income Fund, Inc, and Alliance Municipal Income Fund, Inc.), a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly known as Alliance Fund Distributors, Inc.), a Delaware corporation (the Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

             WHEREAS, the Fund and the Underwriter are parties to the Agreement;

             WHEREAS, the Fund may offer for sale to the public, from time to time, Class Z Common Stock in addition to offering existing Class A Common Stock, Class B Common Stock, Class C Common Stock, and Advisor Class Common Stock;

             WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the Class Z Common Stock of the Fund;

             NOW, THEREFORE, the parties agree to amend the Agreement as follows:

             1. Section 1 of the Agreement is amended by deleting it in its entity and replacing it with the following:

             Section 1. Appointment of Underwriter. "The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell the public shares of its Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares"), Class C Common Stock (the "Class C shares"), Advisor Class Common Stock (the "Advisor Class shares"), Class Z Common Stock (the "Class Z shares"), and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree shall become subject to the Agreement ("New shares"), (the Class A shares, Class B shares, Class C shares, Advisor Class shares, Class Z shares and New shares shall be collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein."

             2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

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             IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                                           AB MUNICIPAL INCOME FUND, INC.



                                           By:  /s/ Emilie D. Wrapp
                                                -------------------
                                                Name:    Emilie D. Wrapp
                                                Title:   Secretary


                                           ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                           By:  /s/ Nancy E. Hay
                                                ----------------
                                                Name: Nancy E. Hay
                                                Title: Vice President





Accepted as of the date written above:

ALLIANCEBERNSTEIN L.P.

By:  /s/ Emilie D. Wrapp
     -------------------
     Name: Emilie D. Wrapp
     Title: Assistant Secretary